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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 25, 2006
                                 --------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                      (Formerly Island Critical Care, Inc.)

             Delaware               333-82434                  650967706
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         (State or other       (Commission File No.)     (IRS Employer I.D. No.)
          Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
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                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)



Item 5.02   Election of Directors and Appointment of Principal Officers
            -----------------------------------------------------------

On August 2, 2006 the Company's board of directors hired Mary Kennedy as Chief Financial Officer.

Ms. Mary Kennedy is a Chartered Accountant with over 16 years of financial management/reporting experience in the oil and gas industry. From 2001 until joining Kodiak Energy, Ms. Kennedy was an independent consultant working with junior oil & gas companies on various financial, reporting and control related issues. From 1999 unitl 2001 Ms. Kennedy was Vice President Finance and CFO with TransGlobe Energy Corporation a company listed on the Toronto Stock Exchange. From 1996 until 1999 Ms. Kennedy was Vice President Finance and CFO of Moiibus Resource Corporation. Mary Kennedy has a Bachelor of Commerce from the University of Saskatchewan. She is also a Canadian Chartered Accountant.


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Ms. Kennedy will be paid $8,333 Cdn per month subject to an annual review, is eligible for an annual bonus based on corporate and professional performance. Ms. Kennedy will receive 280,000 options vesting over three years. The options will have a term of five years and an exercise price of $1.88.



(c) Exhibits.

         None



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc



DATED: August 28, 2006                   /s/ William Tighe
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                                         William Tighe
                                         President, and Director



















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